ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                     FIBER GLASS INDUSTRIES CORP, OF AMERICA
                     ---------------------------------------

     We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, providing for the formation of a corporation for profit, with the power, rights, privileges and immunities hereinafter mentioned, and we make, subscribe and acknowledge, and file with the Secretary of State of Florida, these Articles of Incorporation, and to that end we do by these Articles set forth:

     ARTICLE  I
     ----------

     The name of this corporation shall be FIBER GLASS INDUSTRIES CORP. of AMERICA.

     ARTICLE  II
     -----------

     The general nature of the business, objects and purpose proposed to be carried on and transacted, are to do any and all things allowed and permitted to be done by corporations under the Statutes of the State of Florida, and to do any and all things hereinafter mentioned us fully and to same extent as natural person might or could do, to-wit;
     (a) To engage in any commercial, industrial and agricultural enterprise calculated or designed to be profitable to this corporation and in conformity with the laws of the State of Florida.
     To generally engage in, to, and perform, any enterprise, act or vocation that a natural person might or could do or perform;
     To) engage in the manufacture, sale, purchase, importing and exporting of merchandise and personal property of all manner and description, to act as agents for the purchase, sale and handling of goods, wares, and merchandise of any and all types and description for the account of the corporation or as factors, agent, procedure, or otherwise for or on behalf of another.

     (b) To buy, sell, trade, manufacture, deal in and with goods, wares and merchandise of every kind and nature, and to carry on such business as wholesalers, retailers, importers and exporters; to acquire all such merchandise, supplies, materials and other articles as shall be necessary or incidental to such business.
     (c) To buy, sell trade, manufacture, deal in and with fiber glass products of every kind, character and nature and to carry on such business as wholesalers, retailers, importers, exporters and manufacturers and to acquire all such merchandise, supplies, materials and other articles necessary or incidental to such business.
     (d) To purchase, acquire, apply for secure, hold, or own any and all copyrights, trademarks, trade names and distinctive marks; and to license, lease, or authorize the use thereof by other persons, firms or corporations.
     (e) To buy, sell, trade, manufacture, deal in, and deal with goods, wares and merchandise of every kind and nature, and to carry on such business as wholesalers, retailers, importers and exporters; to acquire all such merchandise, supplies, materials, and other articles as shall be necessary or incidental to such business; to hold, acquire, mortgage, lease, and convey real and personal property in any part of the world, so far as necessary or expedient in conducting the business of the corporation; and to have any and all powers above set forth as fully as natural persons, whether as principals, agents trustees, or otherwise.
     (f) To purchase or otherwise acquire letters patent, concessions, licenses, inventions, rights, and privileges, subject to royalty or otherwise, and whether exclusive, non-exclusive, or limited, or any part interest in such letters patent, concessions, licenses, inventions, rights and privileges, whether in the United States or in any other part of the world.
     To sell, let or grant any patent rights, concessions, licenses, inventions, rights or privileges belonging to the company, or which it may acquire, or any interest on the same.

     To register any patent or patents for any invention or inventions, or obtain exclusive or other privileges in respect of the same, in any part of the world, and to apply for, exercise, use, or otherwise deal with or turn to account any patent rights, concessions, monopolies, or other rights or privileges, either in the United States or in any other part of the world.
     (g) To manufacture, buy, sell, deal in, and to engage in, conduct and carry on the business of manufacturing, buying, selling and dealing in goods, wares, and merchandise of every class and description.
     (h) To buy, sell, exchange and invest in real properties, improved and unimproved, and buildings of every class and description; to improve, manage, operate, sell, buy, mortgage, lease or otherwise acquire or dispose of any property real or personal, and take mortgages and assignment of mortgages upon the same; to make and obtain loans upon real estate, improved or unimproved, and upon personal property, giving or taking evidences of indebtedness and securing the payment thereof by mortgage, trust deed, pledge or otherwise; to enter into contracts to buy or sell any property, real or persona; to buy and sell mortgages, trust deeds, contracts and evidences of indebtedness; to purchase or otherwise acquire, for the purpose of holding or disposing of the same, real or personal property of every kind and description, including the good will, stock, rights, and property of any person, firm, association or corporation, paying for the same in cash, stock or bonds of this corporation; to draw make accept, indorse, discount, execute and issue promissory notes, bills of exchange, warrants, bonds, debentures, and other negotiable instruments or transferable instruments, or obligations of the corporation, from time to time, for any of the objects or purposes of the corporation; to carry on all or any of its operations without restriction or limit as to amount; to purchase, acquire, hold, own, mortgage, sell, convey or otherwise dispose of real or personal property, of every class and description in any state, district, territory, colony or foreign country subject to the laws of such state, territory, or foreign country.
     (i) To borrow money and contract debts when necessary for the transaction of the business or for the exercise of its corporate rights, privileges, or franchises or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debenture and other obligations and evidence of indebtedness, payable at a specified event or events whether secured by mortgage, pledge or otherwise, or unsecured, for money borrowed or in payment for property purchased or acquired or for any other lawful objects.
     (j) To guaranty, hold, purchase, sell, assign, pledge, mortgage or otherwise dispose of the shares of capital stock or any bonds, securities, or evidence of indebtedness created by, any other corporation or corporations of this State, or any other States or Government, and while the owner of such stock to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.
     (k) The purposes specified herein shall be construed both as purposes and powers and shall in no wise be limited or restricted by reference to, or inference from, the terms of any other clause in this or any other Article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or of the general powers of the corporation under the laws of the State of Florida; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.
     (l) To do all and everything necessary and proper for the accomplishment of the objects enumerated in these Articles of Incorporation or any amendment thereof or necessary or incidental for the protection or benefit of the corporation, and in general attainment similar in nature to the objects set forth herein.

     ARTICLE  III
     ------------

     The maximum number of shares of stock which the corporation is authorized to issue and have outstanding at any time is five hundred thousand shares
(500,000) shares of common stock, which shall have a par value of $0.10 per share

     ARTICLE  IV
     -----------

     The amount of capital with which this corporation will begin business is not less than the sum of SIX THOUSAND NINE HUNDRED DOLLARS and 20/100 DOLLARS ($6,900.20).

     ARTICLE  V
     ----------

     The existence of this corporation shall be perpetual unless sooner dissolved according to law.

     ARTICLE  VI
     -----------

     The principal place of business of this corporation is to be located at 730
N.  W.  59th  street,  Miami,  Dade  County,  Florida.

     ARTICLE  VII
     ------------

     The  number  of  Directors of this corporation shall not be less than three
(3)  nor  more  than  eight  (8)

     ARTICLE  VIII
     -------------

The names and post office addresses of the first Board of Directors are as follows:

     JOHN  C.  SCOTT,  Sr.     730 N. W. 59th Street, Miami, Florida
     JOHN  C. SCOTT, Jr.       730 N. W. 59th Street, Miami, Florida
     BETTY  J.  MILLER         410 Navarre Street, Coral Gables,  Florida.


who shall hold office for the first year of the corporation, or until their successors are elected and have qualified.

     ARTICLE  IX
     -----------

     The names and post office addresses of each subscriber of the Articles of Incorporation, the officers, the amounts that they are investing in the business, and a statement of the number of shares of stock which he or she agrees to take, are as follows:

JOHN  C.  SCOTT,  Sr.     730  N.  W.  59th  street,     69,000  shares
President-Treasurer       Miami,  Florida.                $6,900.00

JOHN  C.  SCOTT,  Jr.     730  N.  W.  59th  street          1  share
Vice  President           Miami,  Florida.                    $0.10

BETTY  J.  MILLER         410  Navarre  Street               1  share
Secretary                 Coral  Gables,  Florida             $0.10

     ARTICLE  X
     ----------

     The Directors of the corporation, in addition to the powers conferred by the laws of the State of Florida, shall have the power to make, alter, and repeal the By-laws, and to set apart, reserve or reserves for any proper purpose, and to alter or abolish such reserve.
     (a) The corporation shall have the first lien on the shares of it's members' stock and upon all dividends due them for any indebtness by such members to the corporation.;
     (b) The private property of the stock holders shall not be subject to the payment of the corporate debts to any extent whatsoever.
     (c) The corporation shall have full power and lawful authority to accept property, real, personal, or mixed, labor and services, in payment for shares of its capital stock, in lieu of cash, at a just valuation, to be fixed by its Board of Directors.
     (d) The shares of the capital stock of the corporation when certificates thereof shall be issued, shall be fully paid and non-accessible.
     (e) Shares of Capital stock of the corporation shall be transferred only on the books of the corporation by the holder thereof on person or by his attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares.
     (f) The number of Directors of the corporation shall be fixed and may be provided in the By-laws. In case of any increase in the number of directors, the additional directors may be elected by the directors, or by the stockholders at an annual or special meeting, as shall be provided in the By-laws.
     (g) At all elections of the Directors of this corporation each stockholder shall be entitled to as many votes as shall be equal to the number of his shares of stock, multiplied by the number of directors o be elected, and he may cast all of such votes for a single Director, or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

     (h) The Directors shall have power, with the consent in writing of a majority of the holders of the voting stock issued and outstanding, or upon the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power, to sell, lease, or exchange all of its property and assets, including its good will and corporate franchises, upon such terms and conditions as the Board of Directors deem expedient and for the best interest of the corporation.
     (i) The Directors shall also have the power to determine the use and disposition of any surplus or net profits over and above the capital stock paid in, and in their discretion may use and apply and such surplus or accumulated profits in purchasing or acquiring the bonds or other obligations of shares of capital stock so purchased and/or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the corporation's capital stock as provided by law.
     (k) The Director's in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholder's called for the purpose of considering any such act or contract, and any contract or act shall be approves or be ratified by the vote of the holders of a majority of the capital stock of the company which is represented in person or by proxy at such meeting (provided, that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid as binding upon the corporation or ratified by every stockholders of the corporation ,whether of not the contract or act would otherwise be open to legal attack because of Director's interest, or for any other reason.
     IN WITNESS WHEREOF, we have hereunto subscribed our names and affixed our seals at Miami, Dade County, Florida, this 25th day of February, A.D. 1960


                                              /s/  JOHN  C.  SCOTT, Sr.   (Seal)
                                              ----------------------------
                                              JOHN  C.  SCOTT,  Sr.

                                              /s/  JOHN  C.  SCOTT, Jr.   (Seal)
                                              ----------------------------
                                              JOHN  C.  SCOTT,  Jr.

                                              /s/  BETTY J.  MILLER       (Seal)
                                              ----------------------------
                                              BETTY  J.  MILLER



STATE  OF  FLORIDA:
                     ss:
COUNTY  of  DADE  :

     I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to take oaths and acknowledgements under the laws of the state of Florida, JOHN C. SCOTT, Sr., JOHN C. SCOTT, Jr. and BETTY J. MILLER to me well known to be the persons described in and who executed the forgoing Articles of Incorporation of FIBER GLASS INDUSTRIES CORP. of AMERICA, and they acknowledged before me, each for himself or herself and not one for the other, that they executed the same freely and voluntarily and for the purpose therein expressed.

     WITNESS my hand and official seal at Miami, Dade County , Florida, the 24th day of February, A.D. 1960.

                                      /s/
                                      Notary Public, State of Florida at Large

My  Commission  expires:

                      STATEMENT OF AMENDMENT OF CERTIFICATE
                     AND ARTICLES OF INCORPORATION OF FIBER
                        GLASS INDUSTRIES CORP. of AMERICA
                        ---------------------------------

     We, the undersigned being all of the directors and stockholders of FIBER GLASS INDUSTRIES CORP. of AMERICA, a Florida Corporation, by this written statement, manifest our intent that certain amendment of the Articles and Certificate of Incorporation as herein after set forth, be made, that is to say:

     It was resolved: That section (g) of Article X, of the ARTICLES OF INCORPORATION OF FIBER GLASS INDUSTRIES CORP. of AMERICA, be amended to read as follows:

     (g) At all elections of the directors of this Corporation, the Directors shall be chosen by a parity of the votes cast at such election

     IN WITNESS WHEREOF: we have hereunto affixed our hands and the corporate seal of the above corporation, at Miami, Dade County, Florida, this 18 day of
                                                                       --
May,  1960
---


                                              /s/  JOHN  C.  SCOTT,  Sr.
                                              ----------------------------------
                                              JOHN  C.  SCOTT,  Sr.

                                              /s/  JOHN  C.  SCOTT, Jr.
                                              ----------------------------------
                                              JOHN  C.  SCOTT,  Jr.

                                              /s/  BETTY  J.  MILLER
                                              ----------------------------------
                                              BETTY  J.  MILLER


     SWORN  TO  and  subscribed  before  me  this  18  day  of  May,  1960.
                                                  ----         ----


                                              /s/  John  E  Bakers
                                              ----------------------------------
                                                   Notary  Public

                      STATEMENT ON AMENDMENT OF CERTIFICATE
                     AND ARTICLES OF INCORPORATION OF FIBER
                       GLASS INDUSTRIES CORP. OF AMERICA.
                       ----------------------------------

     We the undersigned being all of the directors and stockholders of FIBER GLASS INDUSTRIES CORP. of AMERICA, a Florida corporation, by this written statement, manifest our intent that a certain amendment of the Articles and Certificate of Incorporation as hereinafter set forth, be made, that is to say:

     Be It Resolved: That Section (d) of Article I, of the Articles of Incorporation of FIBER GLASS INDUSTRIES CORP. OF AMERICA, be amended said as follows:

     "The shares of the capital stock of the corporation, when certificates thereof shall be issued, shall be fully paid and nonassessable, and no holder of stock corporation shall be entitled as such, as a matter of right, to purchase or subscribe for any stock of any which the corporation may issue or sell, whether or not exchangeable for any stock of the corporation of any class or classes and whether out of unissued shares authorized by the certificate of incorporation of the corporation as originally filed or by any amendment thereof or out of shares of stock of the corporation acquired by it after the issue thereof, nor shall he be entitled to any right of the subscription to any thereof; nor shall any holder of any shares of the capital stock of the corporation be entitled to such, as a matter of right, to purchase or subscribe for any obligation which the corporation may issue or sell that shall be convertible into or exchangeable for any shares of the stock of the corporation of any class or classes, or to which shall be attached or appurtenant any warrant or warrants or other instrument or instruments that shall confer upon the holder or holders of such obligation the right to subscribe for or purchase from the corporation any shares of its capital stock of any class or classes."

     IN WITNESS WHEREOF, we have hereunto affixed our hands and the corporate seal of the above corporation, at Kimi, Dade County, Florida, this 19th day of
                                                                     ----
July,  1960.
----

                                                  /s/  John  C.  Scott,  Sr.
                                                  ------------------------------
                                                  John  C.  Scott,  Sr.


                                                  /s/  John  C.  Scott,  Jr.
                                                  ------------------------------
                                                  John  C.  Scott,  Jr.


                                                  /s/  Betty  J.  Miller
                                                  ------------------------------
                                                  Betty  J.  Miller


     SWORN  TO  and  subscribed  before  me  this  3  day  of  August,  1960.
                                                  ---          ------

                                                  /s/  Harold  Reinfield
                                                  ------------------------------
                                                  Harold  Reinfield
                                                  Notary  Public

                       CERTIFICATE OF CORPORATE AMENDMENT
                       ----------------------------------

     I HEREBY CERTIFY that the following is a true and correct copy of an Amendment to the Corporate Charter of Fiber Glass Industries Corp. of America, which resolution was due passed at a meeting of the stockholders held on June 22, 1968 and subsequently approved at a Board of Directors meeting held on June 22, 1964.

     RESOLVED that Article III of the Articles of Incorporation of FIBER GLASS INDUSTRIES CORP. OF AMERICA be and the same are hereby amended so as to change the authorized number of shares of capital stock which the corporation shall be allowed to have outstanding at any time from 500,000 shares Common Stock, par value of $0.10 per share, to 1,500,000 shares, par value $0.10 per share.

     Given under my hand and the seal of the corporation affixed hereto this 29th day of September, 1964 at Misleah, Dade County, Florida.


                                                  /s/  J. T. Hogeland
                                                  ------------------------------
                                                  J. T. Hogeland

                         FOURTH CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                     FIBER GLASS INDUSTRIES CORP. OF AMERICA
                                 to be known as
                            ROCKET-ATLAS CORPORATION
                            ------------------------

     FIBER GLASS INDUSTRIES CORP. OF AMERICA, a Florida corporation, under its corporate seal and the hand of the President, WILLIAM S. BARKETT, SR., and its Secretary, WILLIAM S. BARKETT, JR., hereby certify that:

                                        I

     The Board of Directors of FIBER GLASS INDUSTRIES CORP. OF AMERICA, in response to a Call and Waiver of Notice, held a Meeting on July 30, 1965, at 8:00 p.m., at 5100 N. W. 79 Avenue, Miami, Florida, all of its Directors being present, at which meeting a Resolution was approved and adopted amending ARTICLE ONE of the Certificate of Incorporation as follows:

                                   "ARTICLE I"
                                   -----------

     "The  name  of  this  corporation  shall  be  ROCKET-ATLAS  CORPORATION."

                                       II

     That at a meeting of the Stockholders of said corporation, in response to a Written Notice, on August 12, 1965, at 2:00 p.m., at 310 Ainsley Building, Miami, Florida, all of the Stockholders being present, the aforesaid Resolution of Amendment to the Certificate of Incorporation was unanimously approved and adopted.

     IN WITNESS WHEREOF, the corporation has caused this First Certificate of Amendment to Certificate of Incorporation to be signed in its name by its President, attested to by its Secretary, and its

               (c) All shares of stock shall be non-cumulative as to voting rights.

               (d) All shares of stock shall be fully paid and non-assessable when issued.

                                       II

     That, in response to a written notice thereof, duly mailed to all the stockholders of record in compliance with the by-laws of said corporation appertaining thereto, a Special Meeting of Stockholders of ROCKET-ATLAS
CORPORATION was held on August 29, 1966, beginning at 4:00 o'clock in the afternoon, at the principal offices of the company, 5100 N.W. 79th Avenue, Miami, Florida, at which meeting a substantial majority of the outstanding shares of stock, all of which is entitled to vote, were present. The aforesaid Resolution adopted by the Directors on July 28, 1966, amending Article I and
Article III of the Certificate of Incorporation and Amendments Thereto, changing the name of the corporation and amending the authorized capital stock, respectively, was unanimously adopted and approved by all stockholders present.

     IN WITNESS WHEREOF, the said corporation has caused this Amendment to the Certificate of Incorporation and Amendments thereto to be executed for it and in its name by its President and attested to by its Secretary, both of whom have full power, instructions, and authority to do so, and its corporate seal to be hereunto affixed, on this 21st day of November, 1966.


                                  ROCKET-ATLAS  CORPORATION
                                  (Hereinafter to be known as ROCKET
                                  INDUSTRIES  CORPORATION)


                                  By:  /s/  William  S.  Barkett, Sr.
                                     -------------------------------
                                     WILLIAM  S.  BARKET,  SR.,  President


Attest:
/s/  William  S.  Barkett,  Jr.
-------------------------------
WILLIAM S. BARKET, JR., Secretary

STATE  OF  FLORIDA )
                    SS
COUNTY  OF  DADE   )

     On this day personally appeared before me, the undersigned authority, WILLIAM S. BARKETT, SR., and WILLIAM S. BARKETT, JR., President and Secretary, respectively, of ROCKET-ATLAS CORPORATION, hereafter to be known as ROCKET INDUSTRIES CORPORATION, a Florida corporation, and they acknowledged that they executed the foregoing Fifth Amendment to the Certificate of Incorporation and Amendments Thereto, as such officers for and in behalf of said corporation, after having been duly authorized to do so.

     WITNESS my hand and official seal at Miami, Florida, this 21st day of November, 1996.

                              ----------------------------------------
                              Notary Public, State of Florida at Large
                              NOTARY PUBLIC, STATE OF FLORIDA AT LARGE
     My commission expires:   MY  COMMISSION EXPIRES JAN. 31, 1972
                              ----------------------------------------

                         FIFTH CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                             AND AMENDMENTS THERETO
                                       OF
                            ROCKET-ATLAS CORPORATION
                                FORMERLY KNOWN AS
                     FIBER GLASS INDUSTRIES CORP. OF AMERICA
                     ---------------------------------------

     ROCKET-ATLAS CORPORATION, a Florida corporation, under its corporate seal and the hands of its President, WILLIAM S. BARKETT, SR., and its Secretary, WILLIAM S. BARKETT, JR., hereby certify as follows:

                                        I

     That the Board of Directors of ROCKET-ATLAS CORPORATION, in response to a Call and Waiver of Notice, held a meeting on July 28, 1996, beginning at 7:00 o'clock P.M., at 5100 N. W. 79th Avenue, Miami, Florida, at which all of the Directors were present; that a Resolution was approved and adopted amending
Article 1 and Article 111 of the Certificate of Incorporation and Amendments thereto to read as follows:

                                    Article I
                                      Name
                                      ----

     The  name  of  this  corporation  shall  be  ROCKET  INDUSTRIES,  INC.

                                   Article III
                            Authorized Capital Stock
                            ------------------------

     The authorized capital stock of this corporation shall be Three Million (3,000,000) shares, with the par value of five cents (.05) per share, for an aggregate value of One Hundred Fifty Thousand Dollars ($150,000.00).

     (a)  All  shares  shall  have  equal  voting  rights  and  privileges.

     (b) The authorized shares of stock as issued by this corporation shall not have pre-emptive

Corporate  Seal  to  be  hereunto  affixed,  this  31st  day  of  August,  1966.
                                                  ------

                                            FIBER  GLASS  INDUSTRIES  CORP.  OF
                                            AMERICA, to be known as ROCKET-ATLAS
                                            CORPORATION


                                            BY  /s/  William S. Barkett, Sr.
                                              ----------------------------------
                                                William  S.  Barkett,  Sr.
                                                President


/s/  William S. Barkett, Jr.
--------------------------------
William  S.  Barkett,  Jr.
Secretary


STATE  OF  FLORIDA   )
                     )   ss.
COUNTY  OF  DADE     )

          On this day, personally appeared before me, the undersigned authority, WILLIAM S. BARKETT, SR., and WILLIAM S. BARKETT, JR., President and Secretary respectively of FIBER GLASS INDUSTRIES CORP. OF AMERICA, a Florida corporation, and they acknowledged that they executed the foregoing First Amendment to the Certificate of Incorporation changing the corporate name to ROCKET-ATLAS CORPORATION, as such Officers and for and in behalf of said corporation, after having been duly authorized to do so,

          Witness  my  hand and seal at Miami, Florida, this 31st day of August,
                                                             ----
1966.


                                        ----------------------------------------
                                        Notary Public, State of Florida at Large


My  commission  expires:

                            ARTICLES OF AMENDMENT OF
                     POLO INVESTMENT CORP. OF MISSOURI, INC.

     Article  1  of  the  Articles  of Incorporation of POLO INVESTMENT CORP. OF
             ---
MISSOURI,  INC.,  is  hereby  amended  to  read:

                                    ARTICLE I
                                    ---------

     The  name  of  this  corporation  shall  be:
          MEDICAL  ADVANCED  SYSTEMS,  INC.

     All other paragraphs and articles of the Articles of Incorporation shall remain unchanged.

     The  foregoing  amendment was adopted by the shareholders on the 2nd day of
                                                                      ---
Aug.  1985,  and  was  signed  and  attested  to by the President and Secretary.
---


/s/  Frank Nolly
-------------------------------
Frank Nolly
President


-------------------------------
Secretary


STATE  OF  FLORIDA
COUNTY  OF  PALM  BEACH
            -----------

     The  foregoing  instrument  was  acknowledged  before  me  this 13th day of
                                                                     ----
September,  1985,  by  the  above  persons  known  to me to be the President and
---------
Secretary  of  POLO  INVESTMENT  CORP  OF  MISSOURI,  INC


--------------------------------
Notary Public, State of Florida at Large

My  Commission  Expires:
                        ----------------

AMENDMENT  OF  ARTICLES  OF  ROCKET  INDUSTRIES,  INC,  a FLORIDA CORPORATION

January  27,  1984

The name of the Corporation is Rocket Industries, Inc. The shareholders at the meeting of January 27, 1984, did pursuant to the Articles of Incorporation and by laws voted to change the articles as follows:

1.   The  name  to  Polo  Investment  Corp.  of  Missouri,  Inc.

2. At the same meeting, the shareholders voted to increase the number of shares from 1,000,000 to 10,000,000 with no change in the authorized capital of the company


Signed:                                   /s/  Buck  Krieger
                                          --------------------------------------
                                          George H. (Buck) Krieger, President &
                                          Chairman  of  the  Board


                                          /s/  Connie N. Jeffers
                                          --------------------------------------
                                          Connie N. Jeffers, Secretary-Treasurer

Attested

/s/  Helen  Krieger
-------------------------
Helen  Krieger

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         MEDICAL ADVANCED SYSTEMS, INC.
                              A FLORIDA CORPORATION

     Pursuant to the provisions of the corporations laws of the state of Florida, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:  The  name  of  the  corporation  is  Medical Advanced Systems, Inc.

     SECOND: The following amendments to the articles of incorporation were duly adopted by the shareholders of the corporation:

                                    ARTICLE I
     The  name  of  the  corporation  is  POLO  EQUITIES,  INC.

                                   ARTICLE III
          The corporation shall be authorized to issue Fifty Million (50,000,000) shares of its capital stock, which shall be designated as common voting stock, with a par value of One-Tenth cent ($.001) per share. Such shares shall be non-assessable and shall have no preemptive rights. Shareholders shall not be allowed to cumulate their votes.

     THIRD: The foregoing amendments to the articles of incorporation were duly adopted by the shareholders at a special meeting therefor, upon notice duly given to the shareholders, on the 14th day of May, 1993, in the manner prescribed by the laws of the state of Florida.

     FOURTH: The number of shares of the corporation issued and outstanding, and the number of shares voting at such shareholder meeting in favor of the foregoing amendments, was 3,000,000, and the number voting against was none.

     The undersigned hereby certify that they have executed the foregoing Certificate Amending the Articles of Incorporation, this 14th day of May, 1993.

President:  /s/  Justine Blankenship      Secretary:  /s/  Danni Mudih
          ---------------------------               ----------------------------

                                                              FILED 1993  JUN -3
                                                              SECRETARY OF STATE
                                                            TALLAHASSEE, FLORIDA

Page  Two
Amendment  of  Articles
Polo  Equities,  Inc.  fka  Medical  Advances  Systems,  Inc.


State  of  Utah         )
                        )ss
County  of  Salt  Lake  )

     On  the  14th  day  of  May,  1993, personally appeared before me the above
              ----           ---
signed persons. Known to me to be the president and secretary, and the above-named persons whose names are subscribed to the foregoing Certificate Amending Articles of Incorporation for the said corporation, and acknowledge to me under oath that they executed the same.


[Notary  Public  Seal
Janis  A.  Patterson]


                                            /S/  Janis  A.  Patterson
                                            -------------------------
                                            Notary  Public

                                                                 FILED
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                          97 MAR -3  AM 8:52

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                               POLO EQUITIES, INC.
                               Previously known as
                         MEDICAL ADVANCED SYSTEMS, INC.
                              A Florida corporation

          Pursuant to the provisions of the Business Corporations Law of the State of Florida, the undersigned corporation hereby adopts and files the following Articles of Amendment to its Articles of Incorporation in lieu of those filed with office of the Secretary of State of Florida on June 3, 1993.

          FIRST: Article I of the Amendments to the Articles of Incorporation filed on June 3, 1993 is hereby repealed in its entirety and the following
Article I is substituted therefore as if it had been part of the June 3, 1993 amendments.

                                    ARTICLE I

                                      NAME

          The  name  of  the  corporation  is  Polo  Equities,  Inc.

          SECOND: Article III of the Amendments to the Articles of Incorporation filed on June 3, 1993 is hereby repealed in its entirety and the following
Article III is substituted therefore as if it had been part of the June 3, 1993 amendments.

                                   ARTICLE III

          The  corporation  shall  be  authorized  to  issue  Fifty  Million
     (50,000,000)  common  shares  of  common  stock with a par value of One Mil
     ($0.01) per share. Such shares shall be non-assessable, shall have no pre-emptive rights, shall not be subject to cumulative voting, and shall have equal rights of distribution of all other common shares.

          THIRD: the foregoing amendments to the Amendments to the Articles of Incorporation were first adopted by the shareholders of the corporation at a special meeting thereof which was held on May 14, 1993. The aforesaid amendments were readopted by the shareholders of the corporation at a meeting of stockholders, called and help pursuant to the laws of the state of Florida, on September

FILED
SECRETARY  OF  STATE
STATE  OF  NEVADA
MAY  28,  1998


                            ARTICLES OF INCORPORATION
                                       OF
                               POLO EQUITIES, INC.

     The undersigned, a natural person being more than eighteen years of age, acting as incorporator of a corporation pursuant to the provisions of the General Corporation Laws of the State of Nevada, does hereby adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

     The  name  of  the  corporation  is  Polo  Equities,  Inc.

                                   ARTICLE II
                                   ----------
                                    DURATION
                                    --------

     The  purposes  for  which  this  corporation  is  organized  are:

                                   ARTICLE III
                                   -----------
                                    PURPOSES
                                    --------

     Section 1. To engage in any lawful business or activity which may be conducted under the laws of the State of Nevada or any other state of nations wherein this corporation shall be authorized to transact business.

     Section 2. To purchase or otherwise acquire, own mortgage, sell manufacture, assign and transfer or otherwise dispose of, invest, trade, deal, in and with real and personal property, of every kind, class, and description.

     Section 3. To issue promissory notes, bonds, debentures, and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.

     Section 4. The enter into of execute contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.

     Section 5. To acquires and develop any interest in patents, trademarks and copyrights connected with the business of the corporation.

     Section 6. To borrow money, without limitation, and give a lien on any of its property as security for any borrowing.

     Section 7. To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations, or corporation either within or out of the State of Nevada heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; pay for the same in cash, property or the corporation's own or other securities; hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, assume or guaranty performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and so conduct the whole or any part of any business thus required.

     Section 8. To purchase, receive, take, acquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with the corporation's shares and its other securities from time to time to the extent, in the manner and upon terms determined by the Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of corporation's capital, except to the extent permitted in law.

     Section 9. To reorganize, as an incorporator, or cause to be organized under the laws of any State of the United States of America, or of any commonwealth territory, agency of instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

     Section 10. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conductive to or expedient for the protection or benefit of the corporation.

                                   Article IV
                                   ----------
                                 Capitalization
                                 --------------

     Section 1. The authorized capital of this corporation shall consist of the following stock: Fifty million common shares par value $.001 per share. Each common share shall have equal rights as to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders.

     Section 2. The shareholders shall have no preemptive rights to acquire any shares of this corporation.

     Section 3. The common and preferred stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                                    Article V
                                    ---------
                                Principal Office
                                ----------------

     The address of the registered office of the corporation is International Venture Capital and Advisory, Inc., with the address at Suite 210, 3340 Topaz Ave., city of Las Vegas, county of Clark, zip code 89121, State of Nevada. The corporation may maintain such other office, either within or out of the State of Nevada, as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   Article VI
                                   ----------
                                    Directors
                                    ---------

     The corporation shall be governed by a Board of Directors. The shall be one (1) or more directors as to serve, from time to time, as elected by the Shareholders, or by the Board of Directors in the case of a vacancy. The original Board of Directors shall be comprised of one (1) person and the name and address of the person who is to serve as director until the first annual meeting of shareholders and until successors are elected and shall is:

          Iris  McCamman
          3340  Topaz,  Suite  210
          Las  Vegas,  Nevada  89121

                                   Article VII
                                   -----------
                                 Indemnification
                                 ---------------

     As the Board of Directors may from time to time provide in the By-laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada.


                                  Article VIII
                                  ------------
                                  Incorporator
                                  ------------

     The  name  and  address  of  the  incorporator  is:

          Nathan  Drage
          3340  Topaz,  Suite  210
          Las  Vegas,  Nevada  89121


     Dated  this  27th  day  of  May,  1998.


                    /s/  Nathan  Drage
                    ------------------
                    Nathan  Drage

                               NOTARY CERTIFICATE

State  of  Nevada     )
                      )  ss.
County  of  Clark     )

     On  the  27th  day  of  May,  1998, personally appeared before me, a Notary
Public, who acknowledged that Nathan Drage executed the foregoing Articles of Incorporation of Polo Equities, Inc.


                                                  /s/  Dawn  Whitbeck
                                                  -------------------
                                                  Notary  Public


My Appointment Expires:  5-13-01    [NOTARY  PUBLIC  SEAL
                         -------     STATE  OF  NEVADA
                                     County  of  Clark
Residing in:  Nevada                 DAWN  WHITBECK
              ------                 in Witness
                                     My Appointment Expires May  13, 2001]

FILED
IN  THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
STATE  OF  NEVADA

MAY  08  1998

C  12528-98

/s/  Dean  Heller
-----------------
DEAN  HELLER,  SECRETARY  OF  STATE


                     CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT

     In the matter of Polo Equities, Inc., International Venture Capital and Advisory, Inc., with the address at Suite 210, 3340 Topaz Ave., city of Las Vegas, County of Clark, zip code 89121, State of Nevada, hereby accepts the appointment as Resident Agent of the above entitled corporation in accordance with NRS 78.090.

     FURTHERMORE, the mailing address for the above registered office is the same as the above address.

     In witness whereof, the duly authorized officer has hereunto set his hand this 27th day of May 1998.


                          International Venture Capital and Advisory, Inc. Resident Agent

                          By:  /s/ Nathan W. Drage
                               -----------------------------
                               Nathan  W.  Drage,  President


--------------------------------------------------------------------------------
     NRS 78.090 Except during any period of vacancy described in NRS 78.097, every corporation must have a resident agent, who may be either a natural person or a corporation, resident or located in this state. Every resident agent must have a street address, where he maintains an office for the service of process, and may have a separate mailing address such as a post office box, which may be different from the street address. The address of the resident may be any bank or banking corporation, or other corporation, located and doing business in this state. The certificate of acceptance must be filed at the time of the initial filing of the corporate papers.
--------------------------------------------------------------------------------

                                                                      TOTAL P.06

           FILED
  IN  THE  OFFICE  OF  THE
SECRETARY  OF  STATE  OF  THE
     STATE  OF  NEVADA

        JUNE  10,  1998
        No.  C12528-98
           -----------
       /s/  Dean  Heller
Dean  Heller,  Secretary  of  State

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                               POLO EQUITIES, INC.

     Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following amendment to the Articles of Incorporation.

     1. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on May 22, 1998, said articles are hereby amended and shall read as follows:

--------------------------------------------------------------------------------

                                    ARTICLE I
                                    ---------
                                      NAME
                                      ----

     The  name  of  the  corporation  is  Hybrid  Fuels,  Inc.

--------------------------------------------------------------------------------

     2. The number of shares represented at the time of adoption was 15,000,000; and the number of shares entitled to vote thereon were the same.

     3. The number of shares represented at the meeting of was 12,000,000. All shares are voted in favor of the amendment. The shares represented a majority of the issued and outstanding shares. There were no shares voting against the amendment.

     Effective  the  29th  day  of  May,  1998.

                                   /s/  Justeene  Blankenship
                                   -----------------------------
                                   Justeene  Blankenship
                                   President  and  Secretary

State  of  Utah          )
                         )ss
County  of  Salt  Lake   )

     On the 8th day of June, Justeene Blankenship personally appeared before me,
            ---
a Notary Public, and executed the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporation as a duly authorized President and Secretary.

     In  Witness  Hereof,  I  have  hereunto  set  my  hand  and  official seal.

                                           /s/  Jennifer  Ngo
                                           -------------------

                         Residing  at:     Salt  Lake  City
                                           -------------------

My  Commission  Expires:

[Notary  Public  Seal]